Exhibit 10.9

Compensation of Named Executive Officers

The executive officers named in the compensation table in the proxy statement for Stereotaxis, Inc. have their base salaries determined yearly by the Compensation Committee of the Board of Directors. The named executive officers are “at will” employees, and each has a written employment agreement, a form of which is filed as an exhibit to reports filed by the Company under the Securities Exchange Act of 1934.

The named executive officers are eligible to participate in the Company’s incentive compensation plans as provided in the terms of such plans. Such plans and any forms of awards thereunder providing for material terms, are filed as exhibits to reports filed by the Company under the Securities Exchange Act of 1934.